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EXHIBIT 12.1

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                                                  MAIL-WELL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                 (IN THOUSANDS, EXCEPT RATIO DATA)


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                                                                                                                   Three Months
                                                                        Year Ended December 31,                   Ended March 31,
                                                  ------------------------------------------------------------   ----------------
                                                     1999         2000        2001       2002           2003           2004
                                                     ----         ----        ----       ----           ----           ----
Earnings:
    Income (loss) before income taxes             $ 104,418    $  58,723    $(50,413)   $(105,134)    $  6,505      $ (17,674)
    Plus fixed charges                               62,450      102,638      90,565       87,887       82,753         21,055
                                                  ---------    ---------    --------    ---------     --------      ---------
                                                  $ 166,868    $ 161,361    $ 40,152    $ (17,247)    $ 89,258      $   3,381
                                                  =========    =========    ========    =========     ========      =========

Fixed charges:
    Interest expense                              $  45,811    $  72,997    $ 63,314    $  70,461     $ 71,891      $  18,399
    Interest expense allocated to discontinued
      operations                                      9,397       19,100      15,600        5,600          -              -
    Interest portion of annual rent expense           7,242       10,541      11,651       11,826       10,862          2,656
                                                  ---------    ---------    --------    ---------     --------      ---------
                                                  $  62,450    $ 102,638    $ 90,565    $  87,887     $ 82,753      $  21,055
                                                  =========    =========    ========    =========     ========      =========

Earnings to fixed charges ratio                        2.67         1.57         -            -           1.08            -

Deficiency                                                                  $ 50,413    $ 105,134                   $  17,674
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